Exhibit 10.14

NEITHER THIS 12% 2020 SENIOR UNSECURED PROMISSORY NOTE (THE “NOTE”) NOR THE SECURITIES ISSUABLE IN CONNECTION WITH THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE IN CONNECTION WITH THIS NOTE MAY BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR DELIVERY TO TORCHLIGHT ENERGY RESOURCES, INC. OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO TORCHLIGHT ENERGY RESOURCES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

12% 2020 SENIOR UNSECURED PROMISSORY NOTE
OF
TORCHLIGHT ENERGY RESOURCES, INC.

NOTE NO. 2020-__	______, 2017

FOR VALUE RECEIVED, TORCHLIGHT ENERGY RESOURCES, INC., a Nevada corporation with its principal office located at 5700 Plano Parkway, Ste. 3600, Plano, Texas 75093 (the “Company” or “Debtor”), unconditionally promises to pay to ___________ whose address is ______________________________________________________, or the registered assignee, upon presentation of this 12% 2020 Senior Unsecured Promissory Note (the “Note”) by the registered holder hereof (the “Registered Holder” or “Holder”) at the office of the Company, the principal amount of $__________ (“Principal Amount”), together with the accrued and unpaid interest thereon and other sums as hereinafter provided, subject to the terms and conditions as set forth below. The effective date of execution and issuance of this Note is _______, 2017 (“Original Issue Date”).

1.           Series. This Note is one of a series of duly authorized and issued promissory notes of the Company designated as its 12% 2020 Senior Unsecured Promissory Notes in an aggregate principal face value for all notes of this series of up to a maximum of $10,000,000 (subject to increase to no more than $12,000,000) with no minimum amount (each, a “Series Note,” and collectively, the “Series Notes”). Each Series Notes is being issued in accordance with that certain Subscription Agreement, between the Company and each holder of the Series Notes, and is subject to the terms and conditions set forth in the Subscription Agreement. The Holder of this Note with the holders of all of the Series Notes are sometimes hereinafter collectively referred to as “Series Holders.”

2.            Schedule for Payment of Principal and Interest. The Principal Amount outstanding hereunder shall be paid in one lump sum payment of $__________ on or before April 10, 2020 (the “Maturity Date”), and the interest on the Principal Amount outstanding hereunder shall be payable at the rate of 12% per annum and shall be due and payable monthly, in arrears, with the initial interest payment due May 10, 2017, and continuing thereafter on the 10th day of each successive month during the term of this Note. Accrual of interest on the outstanding Principal Amount, payable in cash, shall commence on the date of receipt of funds by the Company and shall continue until payment in full of the outstanding Principal Amount has been made hereunder. The interest so payable will be paid to the person whose name is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”). Payments made by the Company shall be made to all Series Holders at the same time.

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3.            Payment. Payment of any sums due to the Holder under the terms of this Note shall be made in United States Dollars by check or wire transfer at the option of the Company. Payments made by the Company shall be made to all Series Holders at the same time. Payment shall be made at the address last appearing on the Note Register of the Company as designated in writing by the Holder hereof from time to time. If any payment hereunder would otherwise become due and payable on a day on which commercial banks in Dallas, Texas, are permitted or required to be closed, such payment shall become due and payable on the next succeeding day on which commercial banks in Dallas, Texas, are not permitted or required to be closed (“Business Day”) and, with respect to payments of Principal Amount, interest thereon shall be payable at the then applicable rate during such extension, if any. The forwarding of such funds shall constitute a payment of outstanding principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment. Except as provided in Section 4 hereof, this Note may not be prepaid without the prior written consent of the Holder.

 4.             Company’s Option to Redeem Note. On or after the Original Issue Date, up to 100%, in whole or in part, of the outstanding Principal Amount of the Note, plus any accrued and unpaid interest, will be subject to redemption at the option of the Company. If the Company elects to redeem before April 10, 2018, however, the Company shall pay the Holder all unpaid interest and Stock Payments (as defined in Section 5) on the portion of the Principal Amount redeemed that would have been earned from the Redemption Payment Date (as defined below) through the April 10, 2018. The Stock Payment triggered by a redemption prior to April 10, 2018 shall be based upon the Volume-Weighted Average Price (as defined in Section 5) for the 30 consecutive trading days immediately preceding the Redemption Payment Date. There will be no redemption penalty for any redemptions occurring after April 10, 2018. Any amount of the Note subject to redemption, as set forth herein (the “Redemption Amount”), may be redeemed by the Company at any time and from time to time, upon not less than 10 nor more than 30 days notice to the Holder. If less than 100% of the outstanding Principal Amount of each Series Note, plus any accrued and unpaid interest thereon, is to be redeemed at any time, the Company must redeem a pro rata amount of each Series Note. The Company shall deliver to the Holder a written Notice of Redemption (the “Notice of Redemption”) specifying the date for the redemption (the “Redemption Payment Date”), which date shall be at least 10 but not more than 30 days after the date of the Notice of Redemption (the “Redemption Period”). On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder. After the Redemption Payment Date, interest will cease to accrue on the portion of the Note called for redemption.

5.            2.5% Annual Stock Payment. The Registered Holders of 2020 Senior Unsecured Promissory Notes shall be entitled to receive payments of common stock based on the Principal Amount outstanding on the Series Notes (the “Stock Payments”). The Stock Payments shall be calculated and payable (i) as of April 10th of each year that the Series Notes remain outstanding, and (ii) as of a Redemption Payment Date, if applicable, in each case (a “Stock Payment Date”). The number of shares of common stock that a Registered Holder receives is determined by multiplying the Principal Amount that is subject to a Stock Payment by 0.00006849315,1 multiplying that result by the number of days since the previous Stock Payment Date that such Principal Amount was subject to, and dividing that result by the Volume-Weighted Average Price (as defined below) on the present Stock Payment Date.

1 0.025 ÷ 365 = 0.00006849315

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As used herein, the “Volume-Weighted Average Price” means the volume weighted average sale price of the Company’s common stock on NASDAQ as reported by NASDAQ for the 30 consecutive Trading Day (as defined below) period immediately preceding the Stock Payment Date, or, if NASDAQ is not the principal trading market for the Company’s common stock, the 30-day volume weighted average sale price of the Company’s common stock on the principal securities exchange or trading market where the Company’s common stock is listed or traded as reported by Bloomberg L.P. or an equivalent, reliable reporting service. If the Volume-Weighted Average Price cannot be calculated for the Company’s common stock on such date in the manner provided above or if the Company’s common stock is not publicly-traded, the Volume-Weighted Average Price shall be the fair market value as mutually determined by the Company and the Registered Holder. “Trading Day” means any day on which the Company’s common stock is traded for any period on NASDAQ, or on the principal securities exchange or other securities market on which the Company’s common stock is then being traded.

6.           Representations and Warranties of the Company. The Company represents and warrants to the Holder that:

(a)            Organization. The Company is validly existing and in good standing under the laws of the state of Nevada and has the requisite power to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of the properties owned or leased by the Company or the nature of the business conducted by the Company makes such qualification necessary or advisable, except where the failure to do so would not have a material adverse effect on the Company.

(b)           Power and Authority. The Company has the requisite power to execute, deliver and perform this Note, and to consummate the transactions contemplated hereby. The execution and delivery of this Note by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Note has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms except (i) that such enforcement may be subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

(c)           Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market is required to be obtained by the Company for the issuance and sale of the Notes and common stock as contemplated by this Note, except such authorizations, approvals and consents that have been obtained.

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(d)           SEC Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section l2(b) of the Securities Exchange Act of 1934 (“Exchange Act”), and the Company, to the best of its knowledge, has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of Section 13(a) or l5(d) (all of the foregoing including filings incorporated by reference therein being referenced to herein as the “SEC Documents”).

(e)           As of their respective dates, to the best of the Company’s knowledge the SEC Documents complied in all material respects with the requirements of the Act or the Exchange Act as the case may be and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)           Absence of Certain Changes. Since the filing of the Company’s Form 10-K for the year ended December 31, 2016 on March 31, 2017, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, or results of operations of the Company.

(g)           Liens. The company has no liens, security interests, mortgages, deeds of trust that are filed of record encumbering any of its assets.

7.            Events of Defaults and Remedies. The following are deemed to be an event of default (“Event of Default”) hereunder: (i) the failure by the Company to pay any installment of interest on this Note or any other Series Notes as and when due and payable and the continuance of any such failure for 10 days; (ii) the failure by the Company to pay all or any part of the principal on this Note or any other Series Notes when and as the same become due and payable as set forth above, at maturity, by acceleration or otherwise; (iii) the failure by the Company to observe or perform any covenant or agreement contained in this Note, the Subscription Agreement or any other Series Notes and the continuance of such failure for a period of 30 days after the written notice is given to the Company; (iv) the assignment by the Company for the benefit of creditors, or an application by the Company to any tribunal for the appointment of a trustee or receiver of a substantial part of the assets of the Company, or the commencement of any proceedings relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or the filing of such application, or the commencement of any such proceedings against the Company and an indication of consent by the Company to such proceedings, or the appointment of such trustee or receiver, or an adjudication of the Company bankrupt or insolvent, or approval of the petition in any such proceedings, and such order remains in effect for 60 days; (v) the declaration of an event of default or default, occurring after the Original Issue Date, under any other contract, agreement, debt or obligation of the Company with a monetary amount in excess of $1,000,000; or (vi) the entry of a judgment against the Company, which is not otherwise appealable, or for which all appeals have been exhausted and for which the Company has not posted a bond to satisfy the amount of the judgment in excess of $2,500,000.

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8.            The Holder’s Rights and Remedies upon the Occurrence of an Event of Default.

(a)           This Note is issued under and pursuant to a private placement of Series Notes and, notwithstanding any other provision to the contrary in this Note, the Holder agrees that its rights granted hereunder are on parity with interests of the Series Holders of the other Series Notes issued pursuant to the private placement and the rights, powers, privileges and remedies of the Holder of this Note shall be at parity with the Series Holders of other Series Notes issued pursuant to this private placement. Notwithstanding any provision of this Note to the contrary, no Series Holders shall take any action which would cause that Holder’s interest in the Series Notes to be superior to that of any other Series Holders. Series Holders owning a majority of the outstanding principal amount of the Series Notes (“Acting Holders”) shall have the right to appoint an agent (“Agent”) on behalf of all Series Holders upon the occurrence of an Event of Default. If an Event of Default occurs and the Acting Holders elect to appoint an Agent, all Series Holders agree that the Agent shall represent the collective interests of the Series Holders.

(b)           If any Event of Default occurs and is not otherwise cured, and the Agent, acting in its capacity as the true and lawful attorney-in-fact with full irrevocable power and authority, for purposes of carrying out the terms hereof, shall have, upon the written request of the Acting Holders, provide written notice to the Company, that the full unpaid principal amount of this Note, together with interest owing in respect thereof, is immediately due and payable, time being of the essence, and said principal sum shall bear interest from the date of the Event of Default at the rate per annum 4% in excess of the applicable rate of interest provided in Section 2. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of a subsequent Event of Default. All Series Notes for which the then outstanding principal amount, together with interest owing in respect thereof, shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company.

9.            Application of Moneys. All moneys received by the Agent pursuant to any right given or action taken under the provisions of this Note shall be separately accounted for, and all such moneys shall, after payment of any costs incurred by Agent in the collection of such amounts, be applied as follows:

(i)            FIRST, to the payment of all interest then due on the Series Notes ratably, according to the amounts due, to the persons entitled thereto without any discrimination or preference; and

(ii)            SECOND, to the payment of all principal then due on the Series Notes ratably, according to the amounts due, to the persons entitled thereto without any discrimination or preference.

(iii)            Whenever moneys are to be applied by the Agent, such moneys shall be applied by it at such times, and from time to time, as the Agent shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Agent shall apply such funds, it shall fix the date upon which such application is to be made and upon such date interest on the amounts of principal to be paid shall cease to accrue. The Agent shall give such notice as it may deem appropriate of the deposits with it of any such moneys and of the fixing of any such date, and shall not be required to make payment to the holder of any unpaid Series Note until such Series Note shall be presented to the Agent for appropriate endorsement or for cancellation if fully paid.

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10.            Limitation on Merger, Sale or Consolidation. The Company may not, directly or indirectly, consolidate with or merge into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, unless either (i) in the case of a merger or consolidation, the Company is the surviving entity or (ii) the resulting, surviving or transferee entity expressly assumes by supplemental agreement all of the obligations of the Company in connection with the Notes. Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor entity formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Note with the same effect as if such successor entity had been named therein as the Company, and the Company will be released from its obligations under the Series Notes, except as to any obligations that arise from or as a result of such transaction.

11.            Listing of Registered Holder of Note. This Note will be registered as to principal amount in the Holder’s name on the books of the Company at its principal office in Plano, Texas (the “Note Register”), after which no transfer hereof shall be valid unless made on the Company’s books at the office of the Company, by the Holder hereof, in person, or by attorney duly authorized in writing, and similarly noted hereon.

12.            Registered Holder Not Deemed a Stockholder.No Holder, as such, of this Note shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise.

13.            Waiver of Demand, Presentment, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

14.            Attorney’s Fees. The Company agrees to pay all costs and expenses, including without limitation reasonable attorney’s fees, which may be incurred by the Holder in collecting any amount due under this Note.

15.            Enforceability. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

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16.           Intent to Comply with Usury Laws. In no event will the interest to be paid on this Note exceed the maximum rate provided by law. It is the intent of the parties to comply fully with the usury laws of the State of Texas; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, in no event shall such Note require the payment or permit the collection of interest (which term, for purposes hereof, shall include any amount which, under Texas law, is deemed to be interest, whether or not such amount is characterized by the parties as interest) in excess of the maximum amount permitted by the laws of the State of Texas. If any excess of interest is unintentionally contracted for, charged or received under this Note, or in the event the maturity of the indebtedness evidenced by the Note is accelerated in whole or in part, or in the event that all of part of the Principal Amount or interest of this Note shall be prepaid, so that the amount of interest contracted for, charged or received under this Note, on the amount of the Principal Amount actually outstanding from time to time under this Note shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) neither the Company nor any other person or entity now or hereafter liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by such applicable usury laws, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount thereof or refunded to the Company at the Holder’s option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Note which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by applicable laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Note evidenced thereby, all interest at any time contracted for, charged or received from the Company or otherwise by the Holders in connection with this Note.

17.            Governing Law; Consent to Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of Texas without regard to the conflict of laws provisions thereof. In any action between or among any of the parties, whether rising out of this Note or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and/or state courts located in Dallas County, Texas.

18.            Amendment and Waiver. Any waiver or amendment hereto shall be in writing signed by the Holder. No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right hereunder preclude any other or further exercise thereof or the exercise of any other rights. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

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19.            Restrictions Against Transfer or Assignment. Neither this Note nor the shares issuable in connection with this Note may be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of by the Registered Holder hereof, in whole or in part, unless and until either (i) the Note or the shares issuable in connection with the Note have been duly and effectively registered for resale under the Securities Act of 1933, as amended, and under any then applicable state securities laws; or (ii) the Registered Holder delivers to the Company a written opinion acceptable to the Company’s counsel that an exemption from such registration requirements is then available with respect to any such proposed sale or disposition. Any transfer of this Note otherwise permissible hereunder shall be made only at the principle office of the Company upon surrender of this Note for cancellation and upon the payment of any transfer tax or other government charge connected therewith, and upon any such transfer a new Series Note will be issued to the transferee in exchange therefor.

20.            Entire Agreement; Headings. This Note and Subscription Agreement constitute the entire agreement between the Holder and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings, written or oral, of such parties. The headings are for reference purposes only and shall not be used in construing or interpreting this Note.

21.            Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person, or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, or sent by email addressed as follows, or to such other address as such party may notify to the other parties in writing:

(a)            If to the Company, to it at the following address:

5700 Plano Parkway, Ste. 3600
Plano, Texas 75093
Attn: John Brda, President
Email: john@torchlightenergy.com

(b)           If to Registered Holder, then to the address listed on the front of this Note, unless changed, by notice in writing as provided for herein.

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the Business Day it is delivered, (ii) if sent by registered or certified mail, the earlier of the date of actual receipt by the party to whom such notice is required to be given or three (3) days after deposit in the United States mail and (iii) if sent by email, on the date sent. If any notice or other communication is sent by email, the party providing such notice shall, no later than the next business day after such emailed notice is sent, send a written notice by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid.

22.            Use of Proceeds. The Company intends to use the net proceeds from the funds received hereunder for working capital and general corporate purposes, which includes, without limitation, drilling capital, lease acquisition capital and repayment of prior debt.

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23.           Covenants of the Company.

(a)            Limitation on Liens/Obligations. So long as any of the Series Notes are outstanding, neither the Company or any of its subsidiaries will create, assume, or guarantee any debt, liability or obligation which is secured by any mortgage, pledge, lien, security interest or other encumbrance on any assets, capital stock or equity interest of the Company or its subsidiaries unless:

(i)            such financing arrangements are with an established commercial banking or financial institution, negotiated on an arm’s length basis with commercially reasonable terms in light of market conditions, the proceeds of which are used primarily to finance the acquisition, exploration, drilling or improvements of the Company or its subsidiaries oil and gas properties or for other customary general corporate purposes. Only first priority mortgages, encumbrances, deeds of trust, security interests or liens shall be permitted. Second or subordinate security interests, liens, encumbrances, deeds of trusts or mortgages are not permitted to be incurred by the Company, unless consented to by the Acting Holders.

(ii)            Debts and liabilities incurred in the normal course of business, including those relating to financing the acquisition, the construction, development, exploration or improvement of the Company’s oil and gas properties and fixed or capital assets including capital lease obligations, operating leases and obligations in connection with drilling and development agreements or other similar arrangements negotiated on terms no less favorable as if negotiated on an arm’s length basis.

(b)            Limitations on Disposition of Stock or Equity Interest of Subsidiaries. So long as the Series Notes are outstanding and subject to provisions regarding mergers, consolidations and sales of assets in Section 10, no subsidiary will sell or otherwise dispose of any shares of capital stock, equity interest or other assets, unless such transaction is for at least fair value as determined by a majority of the Company’s disinterested directors in such transaction acting in good faith or to otherwise comply with an order of a court or regulatory authority or pursuant to any contractual obligation entered into by the Company in the ordinary course of business in connection with drilling, exploration and development of the Company’s oil and gas properties.

(c)            Issuance of Disqualified Stock or Equity Interests. Neither the Company nor any subsidiary shall issue any preferred stock or any other comparable equity interest which are mandatorily redeemable at a date prior to the maturity date of the Series Notes, without the consent or approval of the Acting Holders, which consent or approval will not be unreasonably withheld.

(d)            Limitations on Restricted Payments. Neither the Company nor any of its subsidiaries shall distribute any cash or other assets to any holders of common stock in the form of dividends and other distributions (including repurchase of equity) prior to the payment in full of all Series Notes, without the consent of the Acting Holders, which consent will not be unreasonably withheld.

(e)            Transactions with Affiliates. Neither the Company nor any subsidiary will enter into any transaction with an affiliate which is defined to mean any person, corporation or business entity that has a direct or indirect ownership interest of at least 10% of the equity interest of such affiliated party unless:

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(i)            such transaction is no less favorable than those that could be obtained in arm’s length transaction; and

(ii)            the transaction is approved by a majority of the disinterested of the Company’s board of directors.

(f)            No other Note or Debt Offering. Except for an obligation permitted under Section 23(a) above, so long as the Series Notes are outstanding, the Company will not issue any other notes or debt offerings which have a maturity date prior to the payment in full of all Series Notes, unless consented to by the Acting Holders, which consent will not be unreasonably withheld.

24.            Survival. The representations, warranties, obligations and covenants of the Company shall survive execution of this Note.

[Remainder of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, Torchlight Energy Resources, Inc. has caused this Note to be duly executed in its corporate name by the manual signature of its President/CEO.

TORCHLIGHT ENERGY RESOURCES, INC.

By:
John Brda, President/CEO

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